Exhibit 99.2 FOURTH QUARTER 2019 EARNINGS PRESENTATION January 23, 2020

DISCLAIMER Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. These forward-looking statements include: management plans relating to the proposed acquisition of First Staunton Bancshares, Inc. (“proposed transaction”); the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction; the ability to obtain any required regulatory approvals; any statements of the plans and objectives of management for future operations, products or services; any statements of expectation or belief; projections related to certain financial results or other benefits of the proposed transaction; and any statements of assumptions underlying any of the foregoing. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings, and such factors are incorporated herein by reference. Additional factors which may cause actual results of the proposed transaction to differ materially from those contained in forward-looking statements are the possibility that expected benefits of the proposed transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; the proposed transaction may not be timely completed, if at all; that required regulatory approvals are not obtained or other customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of shareholders, customers, employees or other constituents to the proposed transaction; and diversion of management time on acquisition-related matters.   Non-GAAP Measures This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation. 2

2019: MANAGING A CHALLENGING RATE ENVIRONMENT

Balance Sheet Management



50%
51%
56%
2017
2018
2019
Period end low-cost deposit mix[1]

Controlled Costs



2.41%
2.49%
2.40%
2.40%
2.40%
2.37%
2017
2018
2019
Noninterest expense / Average assets
Adjusted noninterest expense[2] / Average assets

Positive Credit Trends



1.00%
0.56%
0.52%
2017
2018
2019
Nonaccrual loans to total loans

Capital Discipline



10.1%
10.3%
10.2%
7.1%
7.0%
7.7%
2017
2018
2019
CET1 ratio
TCE ratio[3]

We took several balance sheet actions...

- Reduced higher cost network transactions deposits from $2.3 billion to $1.3 billion and increased our mix of low-cost deposits
- Sold $1 billion, net, of lower-yielding investments and prepayment-sensitive residential mortgages

...while controlling costs...

- Our noninterest expense decreased $28 million year over year
- Even excluding acquisition and restructuring related costs, our adjusted noninterest expense[2] / average assets also continued to improve

...and continuing to produce stable credit quality metrics...

- Provision for credit losses was $16 million
- 2019 net charge-offs to average loans of 0.24%

...which enabled disciplined capital deployment while building capital for CECL implementation

- 2019 dividend payout ratio of 36%
- Repurchased $177 million of shares in 2019

[1]Low-cost deposits include noninterest-bearing demand, interest-bearing demand and savings deposits.
[2]Excludes acquisition and restructuring related costs. See Appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.
[3]Tangible common equity / tangible assets. This is a non-GAAP financial measure. See Appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

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LOAN PORTFOLIO - ANNUAL TRENDS Average Annual Loans Average Net Loan Change (from 2018) ($ in billions) ($ in millions) $22.7 $23.1 General commercial $314 $314 $20.6 $19.7 Power & utilities $208 $18.3 $7.7 $8.4 $7.3 Mortgage warehouse $7.4 $91 Total Commercial $7.0 & business loans: +$682 million REIT $85 (+9%) $8.3 $8.3 Residential mortgage $22 $7.1 $6.2 $5.5 $(16) Oil & gas $1.3 $1.4 $1.3 $1.2 $1.5 $(17) Home equity & other consumer $5.4 $5.2 $4.2 $4.7 $5.0 $(283) $(283) Commercial real estate 2015 2016 2017 2018 2019 Home equity & other consumer Residential mortgage Commercial real estate Commercial & business lending 4

LOAN PORTFOLIO - QUARTERLY TRENDS Average Quarterly Loans Loan Mix – 4Q 2019 Period End ($ in billions) Commercial: 59% Consumer: 41% $23.1 $23.4 $23.3 Commercial & Residential $22.8 $22.8 business mortgage 36% 36% $8.0 $8.4 $8.6 $8.5 $8.2 CRE investor Home equity & Construction 17% other consumer 6% 5% Average Net Loan Change (from 3Q 2019) ($ in millions) $8.3 $8.4 $8.4 $8.3 $8.2 Power & utilities $67 Commercial real estate $38 Mortgage warehouse $12 $1.3 $1.3 $1.2 $1.2 $1.2 $(40) Oil & gas Home equity & $(43) $5.2 $5.1 $5.1 $5.2 $5.2 other consumer $(71) REIT $(169) Residential mortgage 4Q 2018 1Q 2019 2Q 2019 3Q 2019 4Q 2019 $(262) $(262) General commercial Home equity & other consumer Residential mortgage Commercial real estate Commercial & business lending 5

COMMERCIAL LOAN MANAGEMENT1 Oil & Gas Loans Power & Utilities Loans Commercial Real Estate ($ in billions) ($ in billions) ($ in billions) As we de-risked our Oil & ...we grew our Power & ...and Commercial Real Gas portfolio... Utilities vertical... Estate rebounded $0.8 $0.7 $0.7 $0.7 $1.5 $7.1 $7.2 $1.4 $1.4 $6.9 $7.0 $0.6 $6.7 $6.7 $1.3 $1.3 $0.5 $1.2 $5.3 $5.1 $5.1 $5.2 $5.2 $5.2 18 18 19 19 19 19 18 18 19 19 19 19 18 18 19 19 19 19 3Q 4Q 1Q 2Q 3Q 4Q 3Q 4Q 1Q 2Q 3Q 4Q 3Q 4Q 1Q 2Q 3Q 4Q CRE unfunded commitments CRE total outstanding balance 1All values as of period end. 6

DEPOSIT PORTFOLIO - ANNUAL TRENDS Average Annual Deposits Period End Low-cost Deposit Mix (%) ($ in billions) $24.7 56% $24.1 50% 51% 46% 49% 23% $21.9 23% $21.0 $5.2 25% 24% $19.9 $5.2 26% $5.0 21% 19% 20% $5.1 14% 17% $4.5 $4.8 $5.1 6% 7% 7% 8% 12% $4.0 2015 2016 2017 2018 2019 $3.0 $3.4 $1.9 $2.4 $1.5 $1.3 $1.4 Period End Network Transaction Deposit Mix (%) 18% $7.3 $7.0 $6.4 $6.0 $6.3 15% 11% $1.6 $2.0 9% $1.6 $2.8 $3.1 6% $3.0 $3.5 $3.1 $2.1 $1.9 2015 2016 2017 2018 2019 2015 2016 2017 2018 2019 Network transaction deposits Money market Interest-bearing demand Time deposits Savings Noninterest-bearing demand 7

DEPOSIT PORTFOLIO - QUARTERLY TRENDS Average Quarterly Deposits 4Q 2019 Period End Low-cost Deposit Mix ($ in billions) $25.1 $25.2 $24.2 $24.6 $24.1 $5.3 $5.0 $5.1 $5.4 $5.5 28% 23% 21% 12% 11% $4.7 $5.0 $5.5 $4.8 6% $5.1 $2.1 $2.3 $2.0 $2.6 $2.7 Period End Low-cost Deposit Mix Trend $7.4 $7.1 55% 56% $7.1 $6.9 51% 49% 52% $6.6 23% 23% 23% 21% 21% $3.1 $3.1 $3.5 $3.1 21% 21% $2.7 20% 19% 21% $1.9 $2.2 $2.0 $1.8 $1.4 8% 9% 10% 11% 12% 4Q 2018 1Q 2019 2Q 2019 3Q 2019 4Q 2019 4Q 2018 1Q 2019 2Q 2019 3Q 2019 4Q 2019 Network transaction deposits Money market Interest-bearing demand Time deposits Savings Noninterest-bearing demand 8

INVESTMENT SECURITIES PORTFOLIO TRENDS Portfolio and Yield Trends (Quarterly) Investments / Total Assets1 ($ in billions) 3.73% 3.74% 3.77% 3.78% 3.79% 22% 20% 21% 20% 17% 2.29% 2.34% 2.36% 2.33% 2.32% 4Q 2015 4Q 2016 4Q 2017 4Q 2018 4Q 2019 $6.8 $6.8 $6.5 $6.0 Portfolio Fair Value Composition1 $1.7 $1.8 $5.6 $1.9 $1.9 $1.9 Agency CMBS 32% $5.1 $5.0 Agency MBS 7% $4.5 $4.0 $3.6 Municipals 37% Agency ABS 5% CMOs 20% Other <1% 4Q 2018 1Q 2019 2Q 2019 3Q 2019 4Q 2019 Tax-exempt securities Taxable securities 9 1Values as of period end.

NET INTEREST INCOME AND MARGIN - ANNUAL TRENDS Net Interest Income & Net Interest Margin Average Yields ($ in millions) 5.04% 4.96% 2.97% 2.86% 2.84% 4.57% 2.80% 2.82% $880 3.89% 4.51% 3.47% 3.46% $28 $836 3.66% $9 3.40% 3.39% 3.18% 3.17% 3.23% $741 2.82% 2.58% $707 2.45% 2.34% 2.42% $676 1.43% $851 $827 1.16% $741 0.69% 1.22% $707 0.40% 0.42% 0.94% $676 0.56% 0.22% 0.32% 2015 2016 2017 2018 2019 2015 2016 2017 2018 2019 Commercial real estate Acquisition related prepayments and purchased loan Investments and other accretion, net loans Total interest-bearing Net interest income, net of acquisition related Commercial & business liabilities prepayments and purchased loan accretion lending loans Total residential Total interest-bearing Net interest margin mortgage loans deposits 10

NET INTEREST INCOME AND MARGIN - QUARTERLY TRENDS Net Interest Income & Net Interest Margin Average Yields ($ in millions) 3.02% 5.51% 2.90% 2.88% 2.81% 2.83% 5.20% 5.19% 4.92% 4.55% 4.86% $224 4.78% 4.79% 4.49% $7 $216 $214 3.52% 3.54% 3.47% 4.13% $2 3.29% 3.27% $3 $206 $2 $200 2.78% 2.82% 2.83% 2.86% $3 2.70% $217 1.54% $214 $211 1.39% 1.51% 1.44% $204 1.23% $197 1.30% 1.35% 1.14% 1.23% 0.98% 4Q 2018 1Q 2019 2Q 2019 3Q 2019 4Q 2019 4Q 2018 1Q 2019 2Q 2019 3Q 2019 4Q 2019 Commercial real estate Acquisition related prepayments and purchased loan Investments and other accretion, net loans Total interest-bearing Net interest income, net of acquisition related Commercial & business liabilities prepayments and purchased loan accretion lending loans Total residential Total interest-bearing Net interest margin mortgage loans deposits 11

NONINTEREST INCOME - ANNUAL TRENDS ($ IN MILLIONS) $381 Mortgage Banking, Net $353 $356 $333 $329 $32 $19 $20 2017 2018 2019 Card-based Fees and Other Fee-based Revenue $296 $294 $269 $253 $261 $59 $57 $53 2015 2016 2017 2018 2019 2017 2018 2019 Fee-based revenue1 Other 1Fee-based revenue, a non-GAAP financial measure, is the sum of insurance commissions and fees, wealth management fees, service charges and deposit account 12 fees, card-based fees, and other fee-based revenue. Please refer to the appendix for a reconciliation of fee-based revenue to total noninterest income.

NONINTEREST EXPENSE - ANNUAL TRENDS ($ IN MILLIONS) Technology and Equipment Expense $106 $822 $96 $794 $29 $84 $7 $698 $703 $709 2017 2018 2019 $2 $5 $2 $5 $2 Noninterest Expense / Average Assets $481 $482 2.49% $414 $420 $427 2.41% 2.40% 2.40% 2.40% 2.37% 2015 2016 2017 2018 2019 2017 2018 2019 Adjusted personnel expense1 Other Adjusted noninterest Noninterest expense / expense2 / average assets Severance Acquisition related costs average assets 1Excludes restructuring related costs. See Appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 13 2Excludes acquisition and restructuring related costs. See Appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

CREDIT QUALITY - QUARTERLY TRENDS ($ IN MILLIONS; AT OR FOR THE YEAR ENDED) Potential Problem Loans Nonaccrual Loans $351 $302 $275 $250 $209 $177 $157 $178 $128 $118 2015 2016 2017 2018 2019 2015 2016 2017 2018 2019 Provision for Credit Losses Allowance for Loan Losses to Loans $70 1.47% 1.39% 1.28% 1.04% $38 0.88% $26 $16 $0 2015 2016 2017 2018 2019 2015 2016 2017 2018 2019 14

STRONG CAPITAL POSITION Highlights CET1 and TCE Ratios ▪ Disciplined management of both regulatory and economic capital 10.1% 10.3% 10.2% ▪ Built up TCE ratio1 in 2019 in preparation for CECL implementation while continuing to deploy capital according to stated priorities 7.7% ▪ Repurchased $177 million of common shares in 2019 7.1% 7.0% and ~$570 million over the last five years ▪ Tangible book value per share growth of 10% year 2017 2018 2019 over year in 2019 TCE ratio1 CET1 ratio Dividends to Common Shareholders Share Repurchases ($ in millions) CAGR 14% $0.69 $0.62 $240 $0.50 $0.41 $0.45 $177 $93 $37 $20 2015 2016 2017 2018 2019 2015 2016 2017 2018 2019 1Tangible common equity / tangible assets. This is a non-GAAP financial measure. See Appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 15

2020 OUTLOOK This outlook reflects our expectation for a stable economy. We may adjust our outlook if, and when, we have more clarity on economic factors. ▪ Annual average loan growth of ▪ Noninterest expense of 2% to 4% $790 million to $795 million ▪ Maintain loan to deposit ratio ▪ Effective tax rate of 19% to Balance Sheet under 100% Expense 21% Management Management ▪ Full-year 2020 NIM expected to be 2.80% to 2.85% ▪ Noninterest income of ▪ Initial CECL impact expected $375 million to $385 million to be a $70 million to $80 million after-tax charge and a corresponding 21 bps to Capital & 24 bps decrease in the Fee 1 Credit TCE ratio Businesses Management ▪ Continue to follow stated corporate priorities for capital deployment 1Tangible common equity / tangible assets. This is a non-GAAP financial measure. See Appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 16

APPENDIX

RECONCILIATION AND DEFINITIONS OF NON-GAAP ITEMS

($ in millions)

Adjusted Noninterest Expense Reconciliation[1]	2019	2018	2017
Noninterest expense	$ 794	$ 822	$ 709
Acquisition related costs	7	29	-
Severance	5	2	2
Adjusted noninterest expense	$ 782	$ 791	$ 708

Tangible Common Equity and Tangible Common Assets Reconciliation[2]	2019	2018	2017
Common equity	$ 3,665	$ 3,524	$ 3,078
Goodwill and other intangible assets, net	(1,265)	(1,245)	(992)
Tangible common equity	$ 2,401	$ 2,279	$ 2,086
Total assets	$ 32,386	$ 33,615	$ 30,444
Goodwill and other intangible assets, net	(1,265)	(1,245)	(992)
Tangible assets	$ 31,122	$ 32,370	$ 29,492

Fee-based Revenue	2019	2018	2017	2016	2015
Insurance commissions and fees	$ 89	$ 90	$ 81	$ 81	$ 75
Wealth management fees	83	83	70	63	64
Service charges and deposit account fees	63	66	64	67	65
Card-based fees	40	40	35	34	29
Other fee-based revenue	19	18	18	17	19
Fee-based revenue	$ 294	$ 296	$ 269	$ 261	$ 253
Other	86	60	64	92	76
Total noninterest income	$ 381	$ 356	$ 333	$ 353	$ 329

Adjusted Personnel Expense Reconciliation[1]	2019	2018	2017	2016	2015
Personnel expense	$ 487	$ 483	$ 429	$ 425	$ 416
Severance	5	2	2	5	2
Adjusted personnel expense	$ 482	$ 481	$ 427	$ 420	$ 414

[1]This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of results and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.

[2]The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

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